Exhibit 99.1

April 8, 2004

Tetra Tech Concludes Nextel Negotiations With Favorable

Long-Term Outcome And Revises Guidance For This Quarter

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) announced today that it has concluded its negotiations with Nextel.  Under the revised contract, Tetra Tech has agreed to increase its business volume with Nextel in exchange for accelerated payment terms and other improved terms and conditions.

A revised contract was necessary because the mix of high cost sites had been increasing beyond what was planned in the original fixed price contract with Nextel.  The revised contract has provisions to manage high cost sites, as well as accelerated payment terms and improved unit pricing.  As a result, Tetra Tech will accept another 700 sites to support Nextel’s nationwide expansion, which will result in approximately $70 million of new work through March 2005.  Nextel may add significant additional work under the revised contract, extending our relationship well beyond March 2005.

The Company believes the results of the negotiation will also cause an approximate 2-cent impact to diluted earnings per share this quarter, because the contract negotiations did not favorably resolve terms and conditions on work already completed at high cost sites to the extent the Company had anticipated.  Tetra Tech anticipates that it will report approximately 23 cents diluted earnings per share instead of the originally forecasted 25 cents this quarter.  Tetra Tech plans to announce its second quarter results on April 21st after market close, and hold its conference call on April 22nd to discuss the results.

Tetra Tech’s CEO, Li-San Hwang, said, “We are pleased to expand our work with Nextel, and look forward to a long and mutually rewarding relationship with them.  Regarding Tetra Tech, our basic business is still solid and improving in certain areas, so we are confident that we will have another good year.”

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering and technical services.  With over 9,000 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure.  Tetra Tech’s services include research and development, applied science and technology, engineering design, construction management, and operations and maintenance.

CONTACT: Li-San Hwang, CEO or Mike Bieber, Investor Relations (626) 351-4664

This news release contains forward-looking-statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  acquisition strategy risks; fluctuations in quarterly operating results and stock price; the impact of downturns in the financial markets on clients; management of growth strategy; credit risks associated with commercial clients; the consolidation of client base; loss of key personnel or the inability to attract and retain qualified personnel; changes in existing laws and regulations; concentration of revenues from agencies of the Federal government and reductions in spending by these agencies; audit of contracts with governmental agencies; losses under fixed-price contracts or termination of contracts at the client’s discretion; backlog cancellation or adjustment; inability to find qualified subcontractors; competition; risks of professional and other liabilities; conflict of interest issues; and foreign currency fluctuations.  The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Tetra Tech’s most recent reports on Form 10-Q and Form 10-K, each as it may be amended from time to time.  Tetra Tech’s results of operations for the fiscal quarter ended March 28, 2004 are not necessarily indicative of Tetra Tech’s operating results for any future periods.  Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Such information speaks only as of the date of this release.